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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURTIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 16, 2004

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                               AMISTAR CORPORATION
             (Exact name of registrant as specified in its Charter)
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           CALIFORNIA                      0-13403              95-2747332
 (State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)          file number)       Identification No.)

                                237 VIA VERA CRUZ
                            SAN MARCOS, CA92078-2698
                         (Address of principal executive
                                    offices)

                            AREA CODE (760) 471-1700
                         (Registrant's telephone number,
                              including area code)

         CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2 BELOW):

         |_| WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

         |_| SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14A-12)

         |_| PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE ACT (17 CFR 240.14D-2(B))

         |_| PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE ACT (17 CFR 240.13E-4(C))

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 16, 2004, the Company consummated a sale and lease back transaction according to the terms of the definitive agreement entered into on November 9, 2004 with PG Acquisitions, LLC. The terms included a selling price of $7,800,000, net proceeds realized were approximately $7,508,000, and a hold back security deposit of approximately $417,000, of which approximately $261,000 is refundable based on the attainment of certain profitability measures.

Concurrently with the closing, a portion of the proceeds was transferred to the issuer's bank as substitution of collateral supporting the letter of credit, which supports the industrial development bonds. The Company's bank released its security interests in the Company's assets upon completion of the substitution of collateral (see Item 2.04 of this report).

The Company had a net increase in cash resulting from this transaction of $4,327,000. The lease agreement requires an initial monthly rent payment of $52,167 (subject to certain inflation adjustments as defined) with a term of 10 years. The gain of approximately $4,200,000 will be deferred and amortized over the 10-year lease term.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 16, 2004, in conjunction with the closing of the transaction reported under Item 2.01 of this report, the Company directed US Bank, N.A., the Trustee (the "Trustee") for the Variable Rate Demand Industrial Development Bonds (Amistar Corporation Project) Series 1985 issued by the Industrial Development Authority of the City of San Marcos (the "Bonds"), to call the $2,700,000 outstanding principal amount of Bonds for redemption on January 3, 2005 (the "Redemption Date") at the specified redemption price of 100% of principal plus accrued interest.

 On December 16, 2004, the proceeds of $2,738,000 from the transaction reported under Item 2.01 were transferred to a cash collateral account (the "Collateral Account") with the issuer of the standby letter of credit (the "Letter of Credit") securing the Bonds. On the Redemption Date, the letter of credit issuer will transfer to the Trustee the funds necessary to redeem the Bonds and the Trustee will return the Letter of Credit for cancellation. Any funds remaining in the Collateral Account after being applied to the redemption, and payment of fees and expenses, will be returned to the Company.

On December 20, 2004, the Company used $1,012,000 of the proceeds of the transaction reported under Item 2.01 to repay the previously reported working capital loans (including accrued interest) extended to the Company by Gordon Marshall, a director of the Company.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS INCORPORATED BY REFERENCE

             Exhibit 99.1 - Purchase and Sale Agreement, dated November 8, 2004.
                            Standard Industrial/Commercial Single-Tenant Lease-
Net dated December 16, 2004. Incorporation by reference to the Company's Current Report on Form 8K/A filed on December 7, 2004.


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 22, 2004                               Amistar Corporation


                                                      By: /s/ Gregory D. Leiser
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                                                      Gregory D. Leiser
                                                      Vice President Finance and
                                                      Chief Financial Officer


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